Exhibit 10.34

AMENDMENT No. 11 TO PROMISSORY NOTE

This Amendment No. 11 to the Promissory Note, originally dated September 1, 2010 (the “Note”), previously amended February 11, 2011, May 31, 2011, July 29, 2011, November 7, 2011, March 27, 2012, July 31, 2012, November 1, 2012, January 9, 2013, May 8, 2013, and March 21, 2014 (the “Amendments”), is entered into as of the 17th day of March, 2015, by and between CMS Acquisition, LLC (“CMS”) and CleanTech Biofuels, Inc. (“CTB”), collectively the “Parties.”

WHEREAS, the Note is secured by the CTB owned U.S. Patent No. 6,306,248 pursuant to a Security Agreement dated as of September 1, 2010, between CMS and CTB (the “Security Agreement”);

WHEREAS, a payment of $25,000 was made on February 11, 2011 for interest to date and principal, by CTB on the Note;

WHEREAS, as of May 16, 2011, the rate to accrue interest increased to 10.0% per annum (from 9.0% per annum);

WHEREAS, as of November 7, 2011, Warrant (A1) issued with the original Note on September 1, 2010 was re-dated to November 7, 2011;

WHEREAS, as of May 8, 2013, CTB issued an additional warrant (A2) for 150,000 shares of CTB’s common stock, par value $0.001 (“common stock”), with an exercise price of $0.05 and an expiration date of May 8, 2018, and re-dated the original warrant (A1) to May 8, 2013; and

WHEREAS, as of March 21, 2014, CTB issued an additional warrant (A3) for 150,000 shares of common stock, with an exercise price of $0.05 and an expiration date of March 21, 2019, and re-dated the original warrant (A1) and an additional warrant (A2) to March 21, 2014; and

WHEREAS, the Parties wish to amend the terms of the Note as set forth below.

NOW THEREFORE, the Parties hereto agree as follows:

1.	The Maturity Date, as defined in the Amendments, shall be changed to September 17, 2016 from March 1, 2015.

2.	All previously issued warrants, the original warrant (A1) and both additional warrants (A2 and A3), are re-dated to March 17, 2015.

3.	An additional Warrant (A4) will be issued as of March 17, 2015 for 150,000 shares of common stock with an exercise price of $0.10 and an expiration date of March 17, 2020.

4.	CMS assigning the Note to the WL Meyer Legacy Trust (with any additional assignments requiring consent by CTB).

5.	All remaining terms and conditions of the Note, Security Agreement and Warrants A1, A2, and A3 shall continue in full force and effect.

IN WITNESS WHEREOF, CTB and CMS have caused this Amendment No. 11 to the Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

CLEANTECH BIOFUELS, INC.:	By: Name: Edward P. Hennessey Title: CEO
CMS Acquisition, LLC:	By: Name: Title: